                                                                       EXHBIT 99







                     DIGI INTERNATIONAL REPORTS FISCAL FIRST
                         QUARTER 2002 FINANCIAL RESULTS


         COMPANY EXPECTS TO COMPLETE ITS PROPOSED STRATEGIC ACQUISITION
                   OF NETSILICON IN THE SECOND FISCAL QUARTER


MINNEAPOLIS, JANUARY 16, 2002 - Digi International(R) Inc. (Nasdaq: DGII), the leading provider of Connectware(TM), a category of wired and wireless, hardware and software connectivity solutions, today announced fiscal first quarter 2002 revenue of $25.2 million, which exceeds Wall Street consensus estimates. Excluding amortization of intangible assets, net of taxes and restructuring charges, net income is $0.04 per diluted share, which also exceeds Wall Street consensus estimates. Digi's net loss for the first fiscal quarter of 2002 was $0.5 million, or $0.03 per diluted share, compared to a loss of $0.4 million in the first quarter of fiscal 2001, or $0.03 per diluted share.

Revenues from products addressing growth markets totaled $8.5 million during the quarter, or 34% of total revenue, compared to $8.0 million or 23% of total revenue in the first fiscal quarter of 2001. Mature product revenue totaled $16.7 million during the first fiscal quarter of 2002, which includes $4.4 million in revenue from MiLAN products, Digi's multilayer networking products business.



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DIGI REPORTS FISCAL 2002 FIRST QUARTER RESULTS - PAGE 2



"Digi's employees produced a solid quarter despite a tough market environment," Digi's Chairman, President and CEO, Joe Dunsmore, stated. "During the quarter we continued to enhance our market position in growth markets, successfully managed our costs, and continued to focus on plans for the successful acquisition and integration of NetSilicon over the next several quarters."

Gross margin for the first fiscal quarter of 2002 increased to 53.5% compared to 49.3% during the prior quarter, excluding a one-time fiscal fourth quarter charge of $3.0 million related to the write down of inventories pertaining to the digital RAS product line, and compared to 52.7% during the first fiscal quarter of 2001. Operating efficiencies and expanding sales of growth products contributed to the margin increase.

Operating expenses, excluding amortization and restructuring charges were $13.1 million, down from $14.5 million. This represents a decline of 9.9% from the prior quarter, and a 14.5% or $2.2 million decrease from the comparable quarter of fiscal 2001. The Company continues to aggressively pursue a strategy of cost control and fiscal conservatism, resulting in improvements in working capital and higher gross margins.

Digi's current cash balance is $60.3 million, an increase of $4.1 million from the previous quarter. Days sales outstanding (DSOs) decreased 14 days to 43 days during the first fiscal quarter of 2002 from 57 days during the prior quarter. As of December 31, 2001, Digi's net cash per share was $3.92, a twenty-five cent increase over the prior quarter. Digi's tangible book value per share was $5.91, a seven-cent decrease from the prior quarter, and book value per share was $7.33, a six-cent decrease from the prior quarter.

REVENUE AND EARNINGS GUIDANCE:

The following guidance excludes the effects of the proposed acquisition of NetSilicon. Digi expects second fiscal quarter revenue from products addressing growth markets to total $8.8 million, revenue from products addressing mature markets, excluding MiLAN, to total $11.2 million, and MiLAN revenue to total $5.0 million. The Company reiterates its earlier guidance that it expects fiscal 2002 revenue from products addressing growth markets will total $41.0 million and revenue from products addressing MiLAN and mature markets will total $64.5 million.


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DIGI REPORTS FISCAL 2002 FIRST QUARTER RESULTS - PAGE 3



Digi's fiscal second quarter earnings per share before amortization of intangibles and acquisition-related expenses are expected to be in the range of $0.01 to $0.03, and in the range of a $0.05 to a $0.07 loss on a reported basis. For the full fiscal year of 2002, Digi reiterates its earlier guidance of earnings per share before amortization of intangibles and acquisition-related expenses to be in the range of $0.22 to $0.31, and in the range of a $0.07 loss to a $0.01 profit on a reported basis.





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DIGI REPORTS FISCAL 2002 FIRST QUARTER RESULTS - PAGE 4



                            Digi International, Inc.
                 Consolidated Condensed Statement of Operations
              For the three months ended December 31, 2001 and 2000


                                                                                           Three months ended December 31
                                                                                           ------------------------------
                                                                                               2001            2000
                                                                                           -------------   ------------
Net sales                                                                                  $ 25,150,182    $ 34,958,220
Cost of sales                                                                                11,700,323      16,524,152
                                                                                           ------------    ------------
Gross margin                                                                                 13,449,859      18,434,068
Operating expenses:
     Sales and marketing                                                                      6,697,297       7,272,977
     Research and development                                                                 3,725,648       4,558,023
     General and administrative                                                               4,189,272       4,792,359
     Restructuring                                                                                   --        (182,038)
                                                                                           ------------    ------------
        Total operating expenses                                                             14,612,217      16,441,321
                                                                                           ------------    ------------
Operating (loss) income                                                                      (1,162,358)      1,992,747
Other income, net                                                                               345,424         988,627
                                                                                           ------------    ------------
(Loss) income before income taxes and cumulative effect of accounting change                   (816,934)      2,981,374
Income tax (benefit) provision                                                                 (310,435)      1,490,687
                                                                                           ------------    ------------
Net (loss) income before cumulative effect of accounting change                            $   (506,499)   $  1,490,687

Cumulative effect of accounting change (net of income tax provision
     of $1,055,928)                                                                                  --      (1,901,853)
                                                                                           ------------    ------------

Net loss                                                                                   $   (506,499)   $   (411,166)
                                                                                           ============    ============

Net (loss) income per share, before cumulative effect of accounting change:
     Basic                                                                                 $      (0.03)   $       0.10
                                                                                           ============    ============

     Assuming dilution                                                                     $      (0.03)   $       0.10
                                                                                           ============    ============

Net loss per share, cumulative effect of accounting change
     Basic                                                                                 $         --    $      (0.13)
                                                                                           ============    ============

     Assuming dilution                                                                     $         --    $      (0.13)
                                                                                           ============    ============

Net loss per share:
     Basic                                                                                 $      (0.03)   $      (0.03)
                                                                                           ============    ============

     Assuming dilution                                                                     $      (0.03)   $      (0.03)
                                                                                           ============    ============


Weighted average common shares, basic                                                        15,369,376      15,166,642
                                                                                           ============    ============

Weighted average common shares, assuming dilution                                            15,369,376      15,184,697
                                                                                           ============    ============



NET INCOME AND NET INCOME  PER COMMON AND DILUTED SHARE
EXCLUDING (1) AMORTIZATION OF INTANGIBLE ASSETS, NET OF TAXES, AND (2) RESTRUCTURING CHARGES

                                                                                                 2001          2000
                                                                                             -----------    -----------

Net loss for the three months ended December 31                                              $ (506,499)    $  (411,166)
(1) Intangible asset amortization, net of taxes                                                1,164,244      1,001,471
(2) Restructuring charges                                                                             --       (182,038)
                                                                                             -----------    -----------

Net income excluding (1) amortization of intangible assets,
net of taxes, and (2) restructuring charges                                                  $   657,745    $    408,267
                                                                                             ===========    ============

Net income per common share excluding (1) amortization of
intangible assets, net of taxes, and (2) restructuring charges                               $      0.04    $      0.03
                                                                                             ===========    ===========

Net income per diluted share excluding (1) amortization of
intangible assets, net of taxes, and (2) restructuring charges                               $      0.04    $      0.03
                                                                                             ===========    ===========


Weighted average common shares, basic                                                         15,369,376     15,166,642
                                                                                             ===========    ===========

Weighted average common shares, assuming dilution                                             15,383,565     15,184,697
                                                                                             ===========    ===========

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DIGI REPORTS FISCAL 2002 FIRST QUARTER RESULTS - PAGE 5



          DIGI INTERNATIONAL INC. CONSOLIDATED CONDENSED BALANCE SHEET



                                                          December 31, 2001    September 30, 2001
                                                          -----------------    ------------------
ASSETS

Current assets:
  Cash and marketable securities                             $ 60,257,382          $ 56,152,200
  Accounts receivable, net                                     12,894,769            16,161,143
  Inventories, net                                             16,371,010            16,791,851
  Other                                                         5,655,915             4,602,668
                                                             ------------          ------------
    Total current assets                                       95,179,076            93,707,862

Property, equipment and improvements, net                      21,849,258            22,677,155
Intangible assets, net                                         21,858,187            21,538,390
Other                                                           1,514,674             1,529,169

                                                             ------------          ------------
    Total assets                                             $140,401,195          $139,452,576
                                                             ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable, current                                     $    451,600          $    938,400
  Current portion of long-term debt                               244,315             1,584,156
  Accounts payable and accrued expenses                        19,621,085            15,582,419
  Restructuring                                                   290,432             1,369,799
                                                             ------------          ------------
    Total current liabilities                                  20,607,432            19,474,774

Long-term liabilities                                           7,084,267             7,060,381
                                                             ------------          ------------

Total liabilities                                              27,691,699            26,535,155
                                                             ------------          ------------

Total stockholders' equity                                    112,709,496           112,917,421
                                                             ------------          ------------


    Total liabilities and stockholders' equity               $140,401,195          $139,452,576
                                                             ============          ============


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DIGI REPORTS FISCAL 2002 FIRST QUARTER RESULTS - PAGE 6



Digi invites all those interested in hearing management's discussion of the quarter to attend our fiscal first quarter conference call either by phone or on the Web. Participants can access the call directly at 4:00 p.m. Central Time on Wednesday, January 16, 2002, by dialing 800-895-1075. A replay will be available for one week following the call by dialing 800-633-8284 and entering the code 20224049. Participants may also access a live web cast of the conference call through the investor relations section of Digi's web site, www.digi.com.

ABOUT DIGI INTERNATIONAL

Digi International, based in Minneapolis, is the leader in Connectware(TM) wired and wireless, hardware and software connectivity solutions. Digi markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs).

For more information, visit Digi's Web site at www.digi.com, or call 800-344-4273 (U.S.) or 952-912-3444 (International). All brand names and product names are trademarks or registered trademarks of their respective companies.

Digi, Digi International and the Digi logo are trademarks or registered trademarks of Digi International Inc. in the United States and other countries. All other brand names and product names are trademarks or registered trademarks of their respective companies.


This press release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as "anticipate," "believe," target," "estimate," "may," "will," "expect," "plan," "project," "should," or "continue" or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to management as of the time of such statements and relate to, among other things, the anticipated benefits of the NetSilicon acquisition, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including the possibility that the NetSilicon acquisition will not be consummated, risks related to the highly competitive market in which the Company operates, rapid changes in technologies that may displace products sold by the Company, declining prices of networking products, the Company's reliance on distributors, delays in the Company's product development efforts, uncertainty in consumer acceptance of the Company's products, and changes in the Company's level of revenue or profitability. These and other risks, uncertainties and assumptions identified from time to time in the Company's filings with the Securities and Exchange Commission, including without limitation, its annual reports on Form 10-K and its quarterly reports on Form 10-Q and the Company's definitive proxy statement dated January 9, 2002 with




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DIGI REPORTS FISCAL 2002 FIRST QUARTER RESULTS - PAGE 7



respect to the proposed NetSilicon merger, could cause the Company's future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company's ability to control or predict. These forward-looking statements speak only as of the date for which they are made. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information regarding proposed acquisition

Digi has filed a registration statement on Form S-4 in connection with the proposed acquisition, and Digi and NetSilicon have mailed a joint proxy statement/prospectus to their respective shareholders in connection with the transaction. Investors and security-holders of Digi and NetSilicon are urged to read the joint proxy statement/prospectus because it contains important information about the companies, the transaction, the persons soliciting proxies relating to the transaction, their interests in the transaction, and related matters. Investors and security-holders may obtain a free copy of the joint proxy statement/prospectus at the SEC's web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from either of the companies.

In addition to the registration statement and the joint proxy statement/prospectus, each company files annual, quarterly, and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements, and other information at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. These SEC filings are also available for free at the SEC's web site at www.sec.gov. A free copy of these filings may also be obtained from either company by request to one of the respected contacts noted above.


Each of the companies and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective shareholders in favor of the transaction. Information about the directors and executive officers of Digi may be found in Digi's definitive proxy statement for its 2002 annual meeting of shareholders and in Digi's annual report on Form 10-K for the fiscal year ended September 30, 2001. Information about the directors and executive officers of NetSilicon may be found in NetSilicon's definitive proxy statement of its 2001 annual meeting of shareholders. In addition, updated share ownership data of both companies' directors and executive officers and information regarding the interests of NetSilicon's officers and directors in the transaction are included in the joint proxy statement/prospectus.





                                      # # #

Contacts:

         S. (Kris) Krishnan, Digi International Inc.
         952-912-3125 or s_krishnan@digi.com

         Don De Laria, Digi International Inc.
         952-912-3126 or don_delaria@digi.com